UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 29, 2005 (November 23, 2005)
Vsource, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code : (858) 551-2920

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
     On November 23, 2005, the audit committee of the Board of Directors of Vsource, Inc. (the “Registrant”) dismissed PricewaterhouseCoopers as the Registrant’s independent registered public accounting firm.
     Except as noted in the next sentence, the reports of PricewaterhouseCoopers on the consolidated financial statements of the Registrant as of and for the fiscal years ended January 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principle. The report of PricewaterhouseCoopers on the financial statements of the registrant as of January 31, 2005 and 2004 and for each of the three years in the period ended January 31, 2005 included an explanatory paragraph expressing substantial doubt about the Registrant’s ability to continue as a going concern.
     During the fiscal years ended January 31, 2005 and 2004 and through November 23, 2005, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused it to make reference thereto in its reports on the financial statements for such periods.
     During the fiscal years ended January 31, 2005 and 2004 and through November 23, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).
     The Registrant requested that PricewaterhouseCoopers furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from PricewaterhouseCoopers dated as of November 29, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VSOURCE, INC.
Date: November 29, 2005	By:	/s/ David Hirschhorn
		Name:	David Hirschhorn
		Title:	Co-Chief Executive Officer